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Exhibit 10.8

ORGANIZER CONTRIBUTION AND
JOINT VENTURE AGREEMENT

        THIS ORGANIZER CONTRIBUTION AND JOINT VENTURE AGREEMENT (the "Agreement") is entered into among the Organizers (as defined below) of a proposed bank to be located in Easley, South Carolina (the "Bank").

PREAMBLE

        The undersigned organizers of the Bank, and those who may hereafter join in the execution of this Agreement as additional organizers of the Bank at the invitation of the original organizers (collectively, the "Organizers"), have agreed to join together for the purpose of preparing and filing an application with the appropriate authorities to organize the Bank and, if deemed desirable, a holding company for the Bank. The Organizers have agreed among themselves to underwrite the organizational and pre-opening expenses of the Bank, subject to being reimbursed out of the proceeds of the initial capitalization of the Bank. The Organizers anticipate obtaining a line of credit, guaranteed by the Organizers, to be used to fund these expenses, but will be subject to capital calls for the expenses if necessary. The Organizers desire to divide among themselves responsibility for payment of such expenses in the event the proposed organization of the Bank is unsuccessful.

        FOR AND IN CONSIDERATION of the foregoing, the undersigned agree as follows:

          1.    Formation.    The Organizers hereby form and create a joint venture for the purposes and on the terms and conditions herein set forth (the "Venture"). The name of the Venture shall be CSBT Partners. If the Organizers determine to form a holding company for the Bank, the organizational activities described in this Agreement will be conducted through the holding company, in accordance with its articles of incorporation and bylaws. If deemed appropriate by the Manager (as defined below), the Organizers may form a limited liability company through which to conduct these organizational activities.

          2.    Purposes.    The purposes of this Venture are to fund and administer the organization of the Bank, to pay the expenses incident thereto, and to acquire for the benefit of the Bank (or in the event of the unsuccessful organization of the Bank, for investment and subsequent disposition) real property for use as the Bank's offices, and to enter into agreements and execute other instruments and documents incident to these purposes.

          3.    Contribution to Capital.    Each of the Organizers shall contribute an amount equal to 10% of their anticipated stock purchase in the Bank or the holding company at the time such Organizer executes this Agreement. The respective share ("Share") of each Organizer for purposes of this Agreement is based on the pro-rata portion of their required contribution. The Organizers contemplate that these funds will be invested in an account to be used for organizational expenses to the extent necessary. The Organizers also contemplate that the Venture or the holding company will obtain a line of credit from Nexity Bank or another financial institution (the "Lender"), which line of credit will be or has been guaranteed by each of the Organizers and which may be secured by the organizational bank account. The Organizers contemplate that the line of credit will be used for all organizational expenses and will be repaid by the Bank once it opens, but the Organizers acknowledge that they will be responsible for the organizational expenses to the extent they are not covered by the line of credit.

          4.    Rights of Contribution.

          (a)   The Organizers agree that if any Organizer shall at any time have paid to the Lender, with respect to the line of credit, an amount in excess of his Share of the total amount paid by the Organizers ("Total Payment"), such Organizer shall have a right of contribution against the other Organizers as set forth in Section 4(b) below. The Organizers further agree that the rights and obligations set forth in the foregoing sentence shall be in full force and effect notwithstanding any provision of applicable law or any provision in any other loan document to the contrary, or any such provision which might be implied or construed to suggest a contrary result, including any provisions whereby the parties, as Organizers, waive any rights against, or any obligations of, the Lender, except to the extent this right of contribution is subordinate to the Lender's rights.

          (b)   Each of the Organizers agrees that if one or more Organizers (the "Paying Parties") have paid an amount which exceeds his or their Shares of the Total Payment at any given time ("Excess Amount"), the remaining Organizers shall, on demand, collectively pay the Excess Amount to the Paying Parties, so that after such payments to the Paying Parties each of the Organizers ultimately bears a proportionate share (based on their anticipated stock purchases) of the Total Payment. The rights and obligations set forth in this Section 5(b) shall apply to all payments made by a Organizer whether made voluntarily or involuntarily, including amounts realized by the Lender through execution on one or more judgments obtained to enforce the guaranties.

          (c)   In the event of any payment of an Excess Amount under this Agreement, the Paying Party shall be subrogated to all of rights of recovery of the Lender and its subsidiaries and affiliates under the Guaranty, and such right of subrogation may be enforced pursuant to any cause of action in law or equity.

          5.    Management.

          (a)   Control of the Venture and all of its affairs shall be in the Organizers. Except as specified below, decisions shall be made and actions approved by a majority in number of the Organizers, except that no Organizer shall be entitled to vote until he or she has contributed the amount of capital required under Paragraph 3.

          (b)   The Organizers designate C. Allan Ducker III as manager of the Venture (the "Manager"). The Manager is to serve in such capacity until such time as the Organizers designate a new Manager by a vote of at least 75% of the Organizers. The Manager shall not receive a salary or any other compensation for serving as the Manager, except as determined from time to time by the affirmative vote of at least 75% of the Organizers. However, the Organizers also intend to enter into employment agreements with Mr. Ducker and with David A. Miller. If the Organizers determine to form a holding company for the Bank, these employment agreements will be entered into with or assigned to the holding company, and the organizational activities described in this Agreement will be conducted through the holding company, in accordance with its articles of incorporation and bylaws. Nevertheless, until the opening of the Bank, each Organizer will be personally responsible for his or her Share of the amounts due under the employment agreements in the event such amounts are not paid by the holding company.

          (c)   The Organizers hereby delegate to the Manager the responsibility for the day-to-day management and ministerial acts of the Venture, and all questions relating to the usual daily business affairs and ministerial acts of the Venture shall rest in the Manager. Subject to the express limitations of this Agreement, the Manager is authorized to do any and all things and to execute and deliver on behalf of the Venture any and all agreements, instruments and other documents necessary to effectuate the purposes of the Venture. The Manager shall keep accurate books of account of the Venture's collections and expenditures, which shall be open to inspection by any Organizer at any reasonable time. The Manager shall furnish periodic reports of the Venture's collections and expenditures to the Organizers.

          (d)   No Organizer (including the Manager) shall, without the consent of a majority of the Organizers:

      (i)
      do any act in contravention of this Agreement;

      (ii)
      do any act which would make it impossible to carry on the business of the Venture;

      (iii)
      borrow money in the Venture's name, or utilize collateral owned by the Venture as security for such loans (except for the line of credit from the Lender referenced in Paragraph 3 above, which the Organizers hereby approve and authorize the Manager to obtain);

      (iv)
      enter into any contract on behalf of or which binds the Venture; or

      (v)
      pledge or transfer his or her interest in the Venture, except pursuant to this Agreement.

          6.    Reimbursement of Contributions.    The Organizers contemplate that, upon preliminary approval by the regulatory authorities of the application to organize the Bank, the initial capitalization of the Bank will be accomplished through a public offering of common stock of the Bank or its holding company. Upon completion of the offering, the Organizers contemplate that the holding company or Bank will promptly reimburse the Organizers (including any Organizer who has withdrawn from the Venture) for the organizational expenses advanced by them. Each of the Organizers contemplates that he or she will purchase at least the dollar amount of stock in the offering set out beside his or her name on the signature page hereto. This is a nonbinding statement of intent, and the stock of the Bank or holding company will be offered only pursuant to a prospectus or offering circular. If the application to organize does not receive regulatory approval, or if the offering of stock is not successful in raising the minimum capitalization required to open the Bank, or if the Organizers by majority vote elect to abandon the Venture, then the organizational expenses will be borne by the Organizers. Such expenses will be paid first from the escrow account referenced in Paragraph 3 above and, to the extent necessary, each Organizer will be responsible for his or her pro rata Share of any remaining expenses. The amount of any deficit due the organizational expense fund or any surplus from the expense fund which may be reimbursed to the Organizers shall be computed by the Manager and shall be promptly paid after abandonment of the Venture.

          7.    Withdrawal or Removal of an Organizer.    Any Organizer may withdraw from the Venture upon written notice to the Manager. A withdrawing Organizer shall not be entitled to any refund of any funds paid into the Venture, reimbursement for funds paid for the Venture, or release from the line of credit or other obligations as an Organizer except as set forth in Paragraph 6 above. Any Organizer may be removed as an Organizer of the Venture upon a vote of a majority of the remaining Organizers. In such event, the remaining Organizers shall reimburse the removed Organizer for all funds paid into the Venture and cause such removed Organizer to be released from the line of credit and other obligations as an Organizer.

          8.    Additional Organizers.    This Agreement will remain open for execution by additional Organizers who are invited to join the organizing group by the consent of a majority of the then existing Organizers.

          9.    Miscellaneous.    This Agreement shall be construed under and in accordance with the laws in the state of South Carolina. This Agreement may be executed by the Organizers in two or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Organizers have executed this Agreement as of the date first written above.

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	C. Allan Ducker, III	/s/ C. ALLAN DUCKER, III	$100,000

Address:	17 Arbor Vista Ct.	March 29, 2004

Columbia, SC 29229

Email:
Telephone:	803-736-8910 (H)

864-270-8364 (C)

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	David A. Miller	/s/ DAVID A. MILLER	$100,000

Address:	324 Trantham Ct.	March 29, 2004

Inman, SC 29349

Email:	david.miller@charter.net

Telephone:	864-814-2055 (H)

864-590-5955 (M)

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	Joanne McMillin Rogers	/s/ JOANNE MCMILLIN ROGERS	$500,000

Address:	235 Pointe	March 29, 2004

Inman, SC 29349

Email:	jrogers4@bellsouth.net

Telephone:	864-592-8669 (H)

864-590-2702 (M)

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	Arnold J. Ramsey	/s/ ARNOLD J. RAMSEY	$250,000

Address:	149 N. Spring St.	March 29, 2004

Spartanburg, SC

Email:	ramseyappine@aol.com

Telephone:	864-583-4102

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	B. Lynn Spencer	/s/ B. LYNN SPENCER	$500,000

Address:	380 S. Pine St.	March 29, 2004

Spartanburg, SC

Email:	lynnspencer@spencerhines.com

Telephone:	864-583-1001

864-542-4946 (C)

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	David Larry Brotherton	/s/ DAVID LARRY BROTHERTON	$500,000

Address:	524 Sheffield Rd.	March 29, 2004

Easley, SC 29681

Email:	lbrotherton@ortecinc.com

Telephone:	864-859-1681 (H)

864-859-1471 (O)

864-423-6447 (C)

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	Daniel E. Youngblood	/s/ DANIEL E. YOUNGBLOOD	$500,000

Address:	229 Providence Way	March 29, 2004

Easley, SC 29642

Email:	DEY27@aol.com

Telephone:	864-306-2995 (O)

864-859-0713 (H)

864-417-4200 (M)

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	W. Michael Riddle	/s/ W. MICHAEL RIDDLE	$250,000

Address:	107 Deerwood	March 29, 2004

Easley, SC 29642

Email:
Telephone:	864-855-2406

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	R. Wesley Hammond	/s/ R. WESLEY HAMMOND	$250,000

Address:	640 Crystal Dr.	March 29, 2004

Spartanburg, SC 29302

Email:	wesleylibba@charter.net

Telephone:	864-582-0838

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	G. Dial DuBose	/s/ G. DIAL DUBOSE	$150,000

Address:	P.O. Box 1929	March 29, 2004

Email:	dialdubose@nalleyproperties.com

Telephone:	864-859-6321

864-855-3743 (H)

864-360-7072 (C)

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	Dave Edwards	/s/ DAVE EDWARDS	$500,000

Address:	3 MacFarlane Ct.	March 31, 2004

Spartanburg, SC 29302

Email:	daveedwards525@aol.com

Telephone:	864-595-2300 (O)

864-809-4765 (M)

864-583-5328 (H)

864-595-2323 (Fax)

Organizer		Signature and Date	Anticipated Stock Purchase

Name:	Neal Workman	/s/ NEAL WORKMAN	$500,000

Address:	3035 College St.	April 21, 2004

Walhall, SC 29691

Email:	nworkman@trehel.com

Telephone:	864-654-6582 (O)

864-710-8509 (C)

864-638-9627 (H)

864-654-7788 (Fax)

Organizer		Signature and Date	Anticipated Stock Purchase
Name:	John W. Hobbs	/s/ JOHN W. HOBBS	$50,000

Address:	6 Hollenbeck Ct.	May 14, 2004

Irmo, SC 29603

Email:	jhobbs@sc.rr.com

Telephone:	803-781-2514 (H)

803-603-0957(C)

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ORGANIZER CONTRIBUTION AND JOINT VENTURE AGREEMENT